Registration No. 333-
      As filed with the Securities and Exchange Commission on June 11, 1998
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                          Registration Statement under
                           the Securities Act of 1933
                              --------------------

                          AIRTOUCH COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION
                        I.R.S. EMPLOYER NUMBER 94-3213132

          ATI FINANCING I                           ATI FINANCING II
A DELAWARE STATUTORY BUSINESS TRUST        A DELAWARE STATUTORY BUSINESS TRUST
 I.R.S. EMPLOYER NUMBER: 94-6689720        I.R.S. EMPLOYER NUMBER: 94-6689721
           (Exact names of registrants as specified in their charters)

                              ONE CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 658-2000
  (Address, including zip code, and telephone numbers, including area code, of registrant's principal executive offices)
                              --------------------

                                Margaret G. Gill
          Senior Vice President, Legal, External Affairs and Secretary
                          AirTouch Communications, Inc.
                              One California Street
                         San Francisco, California 94111
                                 (415) 658-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      Sharon A. Le Duy              Nathaniel M. Cartmell III                  Peter H. Darrow
AirTouch Communications, Inc.          Katharine A. Martin            Cleary, Gottlieb, Steen & Hamilton
    One California Street         Pillsbury Madison & Sutro LLP               One Liberty Plaza
   San Francisco, CA 94111            235 Montgomery Street             New York, New York 10006-1470
       (415) 658-2000            San Francisco, California 94104                (212) 225-2000
                                          (415) 983-1000

                              --------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]  ----------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                              --------------------

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined prospectus relating also to the Registrant's Registration Statement on Form S-3 (File No. 33-62787) previously filed under the Securities Act. This Registration Statement also constitutes post-effective amendment No. 1 to such Registration Statement No. 33-62787 and such post-effective amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                      Proposed maximum    Proposed maximum
                                                    Amount to be     aggregate offering  aggregate offering      Amount of
Title of each class of securities to be registered   registered      price per unit (1)       price(1)        registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 (2)
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock (3)
------------------------------------------------------------------------------------------------------------------------------
Depositary Shares
------------------------------------------------------------------------------------------------------------------------------
Debt Securities (4)
------------------------------------------------------------------------------------------------------------------------------
Warrants (5)
------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts (6)
------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units (7)
------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of ATI Financing I (8)
------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of ATI Financing II (8)
------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities (9)
------------------------------------------------------------------------------------------------------------------------------
Other Units (10)
------------------------------------------------------------------------------------------------------------------------------
Total                                             $2,500,000,000 (12)       100%               (11)(12)           $619,500 (12)
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Subject to note (11) below, there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant, including, without limitation, sales upon exercise of Warrants, Stock Purchase Contracts and Stock Purchase Units.
      There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion, redemption or exchange of Preferred Stock or Debt Securities registered hereby. The
      Common Stock being registered includes associated Preferred Stock Purchase
      Rights.
(3) Subject to note (11) below, there are registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant, including sales upon exercise of Warrants, Stock Purchase Contracts and Stock Purchase Units, and an indeterminate number of shares of Preferred Stock as shall be issuable upon conversion, redemption or exchange of Debt Securities registered hereby.
(4) Subject to note (11) below, there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the Registrant, including sales upon the exercise of Warrants.
      If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed
      $2,500,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (11) below, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock, Common Stock, or shares of capital stock or debt of another corporation or entity.
(6) Subject to note (11) below, there are being registered hereunder an indeterminate amount and number of Stock Purchase Contracts, representing rights to purchase Preferred Stock or Common Stock.
(7) Subject to note (11) below, there are being registered hereunder an indeterminate amount and number of Stock Purchase Units, representing ownership of Stock Purchase Contracts and Debt Securities, or debt obligations of third parties, including U.S.
      Obligations or Preferred Securities.
(8) Subject to note (11) below, there are being registered hereunder an indeterminate amount of Preferred Securities as may be sold from time to time, including sales pursuant to Stock Purchase Units.
(9) Subject to note (11) below, there are being registered hereunder an indeterminate amount of Guarantees of Preferred Securities as may be sold from time to time, including sales pursuant to Stock Purchase Units. In addition, this registration is deemed to include the rights of holders of the Preferred Securities under the Guarantees, the Declaration (including the tax and expense undertakings), the Subordinated Securities and the Indenture, together constituting the backup undertakings as described in this Registration Statement. No separate consideration will be received for the Guarantees or the backup undertakings.
(10) Subject to note (11) below, there are being registered hereunder an indeterminate amount of Other Units as may be sold from time to time by the Registrant. The Other Units may consist of any combination of the following securities registered hereby: Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts,
      Stock Purchase Units, Preferred Securities of ATI Financing I, Preferred
      Securities of ATI Financing II and Guarantees of Preferred Securities.
(11) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed
      $2,500,000,000. Any Securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(12) As described elsewhere on the cover page of this Registration Statement, the total amount to be registered and proposed maximum aggregate offering price includes $400,000,000 which is being carried forward from the Registrant's previously filed registration statement on Form S-3, File No.
      33-62787, and a filing fee of $121,213.00 was previously paid to register such securities under such previously filed registration statement.


                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                             +
+    Information contained herein is subject to completion or amendment. A    +
+    registration statement relating to these securities has been filed       +
+    with the Securities and Exchange Commission. These securities may not    +
+    be sold nor may offers to buy be accepted prior to the time the          +
+    registration statement becomes effective. This prospectus shall not      +
+    constitute an offer to sell or the solicitation of an offer to buy nor   +
+    shall there be any sale of these securities in any State in which such   +
+    offer, solicitation or sale would be unlawful prior to registration or   +
+    qualification under the securities laws of any such State.               +
+                                                                             +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JUNE 11, 1998

PROSPECTUS
                              $2,500,000,000

                          AIRTOUCH COMMUNICATIONS, INC.
                COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,
                    DEBT SECURITIES, COMMON STOCK WARRANTS,
  PREFERRED STOCK WARRANTS, THIRD PARTY WARRANTS, DEBT WARRANTS, STOCK PURCHASE
                 CONTRACTS, STOCK PURCHASE UNITS AND OTHER UNITS

                                 ATI FINANCING I
                                ATI FINANCING II
            PREFERRED SECURITIES, GUARANTEED TO THE EXTENT SET FORTH
                     HEREIN BY AIRTOUCH COMMUNICATIONS, INC.

         AirTouch Communications, Inc. (the "Company" or "AirTouch"), a Delaware corporation, directly or through agents, dealers or underwriters designated from time to time, or by third parties ("Third Parties") who have acquired securities of the Company in private transactions or otherwise, or counterparties with whom the Company may enter into hedging transactions (the "Counterparties"), may sell from time to time up to $2,500,000,000 (or, if applicable, the equivalent thereof in other currencies) in the aggregate, subject to the limitations set forth below, of (a) shares of common stock, $0.01 par value per share, of the Company ("Common Stock"), (b) shares of preferred stock, $0.01 par value per share, of the Company ("Preferred Stock"), in one or more series, (c) depositary shares of the Company ("Depositary Shares"), (d) unsecured senior or subordinated debt securities of the Company ("Debt Securities"), (e) options, warrants and other rights to purchase shares of Common Stock ("Common Stock Warrants") or shares of Preferred Stock ("Preferred Stock Warrants"), (f) options, warrants and other rights to purchase shares of capital stock or debt of another corporation or other entity ("Third Party Warrants"), (g) options, warrants and other rights to purchase Debt Securities ("Debt Warrants"), (h) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or Preferred Stock (i) stock purchase units ("Stock Purchase Units") each representing ownership of a Stock Purchase Contract and Preferred Stock, Debt Securities, debt obligations of third parties, including the United States of America or agencies or instrumentalities thereof ("U.S. Obligations") or Preferred Securities (as defined below), securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contract or
(j) other units ("Other Units"), each of which may represent any combination of the following: Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities or Guarantees.

         ATI Financing I and ATI Financing II, each of which is a statutory business trust formed under the laws of the State of Delaware (each a "Financing Trust"), the Common Securities (as defined herein) of which will be wholly-owned by the Company at the time of issuance of any preferred securities, may offer preferred securities representing undivided beneficial interests in the assets of the respective Financing Trust ("Preferred Securities"). The payment of periodic cash distributions with respect to Preferred Securities of each of the Financing Trusts out of moneys held by each of the Financing Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Guarantee"). See "Description of the Guarantees." The Company's obligations under the Guarantees are subordinate and junior in right of payment to all senior liabilities of the Company and rank PARI PASSU with the obligations of the Company under any similar guarantee agreements issued by the Company on behalf of holders of Subordinated Debt Securities. In the event a Financing Trust issues Preferred Securities or Common Securities, the proceeds to such Financing Trust from such offering will be invested in subordinated Debt Securities, which will be issued and sold in one or more series by the Company to such Financing Trust or the trustee of such trust. The subordinated Debt Securities purchased by a Financing Trust may be subsequently distributed pro rata to holders of Preferred Securities or Common Securities in connection with the dissolution of such Financing Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         ADDITIONAL INFORMATION REGARDING THE SECURITIES IS SET FORTH ON THE INSIDE FRONT COVER.

         FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE "GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS" ON PAGE 7.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 The date of this Prospectus is __________, 1998

         The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities, Guarantees and Other Units are collectively referred to herein as the "Securities."

         The Company, either Financing Trust, Third Parties or Counterparties may sell the Securities to or through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." The Company and each Financing Trust each reserve the sole right to accept and, together with their respective agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. The accompanying Prospectus Supplement sets forth, among other things, the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

                              --------------------

         All specific terms of the offering and sale of Securities, including the initial public offering price, aggregate amount, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be utilized in connection with the sale of the Securities, will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). With respect to the Preferred Stock, the related Prospectus Supplement will set forth, among other things, the specific designation, rights, preferences, privileges and restrictions thereof, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions. With respect to the Debt Securities, the related Prospectus Supplement will set forth, among other things, the specific designation, rights and restrictions, including whether they are senior or subordinated, the currencies or currency units in which they are denominated, the aggregate principal amount, the maturity, rate or rates of interest (or method of ascertaining the same) and time of payment thereof, and any conversion, exchange, redemption or sinking fund provisions. With respect to the Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants and Debt Warrants, the related Prospectus Supplement will contain, among other things, a description of the Common Stock, Preferred Stock, capital stock or debt of such third party and Debt Securities, respectively, for which each warrant will be exercisable and the exercise price, duration, detachability, call provisions and other principal terms of such Warrants. With respect to the Stock Purchase Contracts, the related Prospectus Supplement will set forth, among other things, the designation and number of shares of Common Stock or Preferred Stock issuable thereunder, the purchase price of the Common Stock or Preferred Stock, the date or dates on which the Common Stock or Preferred Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof. In the case of Stock Purchase Units, the related Prospectus Supplement will set forth, among other things, the specific terms of the Stock Purchase Contracts and any Preferred Stock, Debt Securities or debt obligations of third parties or Preferred Securities securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof. With respect to the Preferred Securities, the related Prospectus Supplement will set forth, among other things, the specific designation, rights, preferences, privileges and restrictions thereof, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions, the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of subordinated Debt Securities of the Company and the terms upon which the obligations of the relevant Financing Trust to make periodic cash distributions on the Preferred Securities or make payments upon liquidation or dissolution of such Financing Trust or upon redemption of the Preferred Securities, to the extent funds are available therefor, shall be unconditionally guaranteed by AirTouch. With respect to the Other Units, the related Prospectus Supplement will set forth, among other things, the specific terms of any Common Stock, Preferred Stock, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and Guarantees, and the terms of the offering and sale thereof.
                              --------------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS

AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                 INDEX OF TERMS

                                 Page on Which                                          Page on Which
Term                            Term is Defined      Term                              Term is Defined
----                            ---------------      ----                              ---------------
Acquiring Party........................  9           Preferred Stock............................  1
AirTouch...............................  1           Preferred Stock Warrants...................  1
Certificate of Incorporation...........  8           Prospectus Supplement......................  2
Code................................... 31           Property Trustee...........................  7
Commission.............................  5           Redemption Price...........................  9
 Common Securities.....................  6           Registration Statement.....................  5
Common Securities Guarantees........... 27           Regular Trustees...........................  7
Common Stock...........................  1           Rights.....................................  9
Common Stock Warrants..................  1           Rights Plan ...............................  9
Company................................  1           Securities.................................  2
Counterparties.........................  1           Securities Act.............................  5
Debt Depositary........................ 14           Senior Debt Securities .................... 13
Debt Securities .......................  1           Senior Indenture........................... 13
Debt Warrant Agent .................... 24           Sponsor....................................  6
Debt Warrant Agreement................. 24           Stock Purchase Contracts ..................  1
Debt Warrants .........................  1           Stock Purchase Unit........................  1
Declaration ...........................  6           Stock Warrant Agent........................ 21
Delaware Trustee ......................  7           Stock Warrant Agreement ................... 21
Deposit Agreement...................... 11           Stock Warrant Provisions .................. 21
Depositary............................. 11           Stock Warrants............................. 21
Depositary Receipts ................... 11           Subordinated Debt Securities .............. 13
Depositary Shares...................... 11           Subordinated Indenture..................... 13
ERISA.................................. 30           Third Parties..............................  1
Event of Default....................... 15           Third Party Company........................ 14
Exchange Act...........................  5           Third Party Registration Statement ........ 14
 Financing Trust.......................  1           Third Party Securities .................... 14
Financing Trustees.....................  7           Third Party Warrant Agent.................. 22
Global Debt Securities................. 14           Third Party Warrant Agreement.............. 22
Guarantees.............................  1           Third Party Warrants ......................  1
Guarantee Payments..................... 26           Trust Indenture Act........................  7
Guarantee Trustee...................... 26           Trust Securities ..........................  6
 Indentures............................ 13           U.S. Dollar, Dollar, U.S. $, $.............  4
Mandatory Debt Securities.............. 14           U.S. Obligations...........................  1
Other Units............................  1           Voluntary Debt Securities.................. 14
Preferred Securities...................  1

                                         --------------------

         References herein to "U.S. Dollar," "Dollar," "U.S. $" or "$" are to the lawful currency of the United States of America.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning AirTouch Communications, Inc. can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information may be accessed electronically at the Commission's site on the World Wide Web at http://www.sec.gov. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

         The Company and the Financing Trusts have filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Financing Trusts and the Securities being offered hereby, reference is made to the Registration Statement, which can be inspected at the public reference facilities at the offices of the Commission set forth above. Any statements contained herein concerning the provision of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission and incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such reference is qualified in its entirety by such referenced documents.

         No separate financial statements of the Financing Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Securities because: (i) the Company, a reporting company under the Exchange Act, owns, directly or indirectly, all of the voting securities of each Financing Trust, (ii) neither Financing Trust has any independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Financing Trust and investing the proceeds thereof in subordinated Debt Securities, and
(iii) the obligations of each Financing Trust to make periodic cash payments on Preferred Securities and payments upon liquidation or dissolution of such Financing Trust or upon redemption of the Preferred Securities, to the extent funds are available therefor, are unconditionally guaranteed by the Company. See "Description of the Guarantees," "Description of the Preferred Securities" and "Description of the Debt Securities--Subordinated Debt Securities."
                                               --------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) the Company's Current Report on Form 8-K dated January 29, 1998;

         (c) the Company's Current Report on Form 8-K dated April 6, 1998, as amended on April 23, 1998;

         (d) the Company's Current Report on Form 8-K dated April 27, 1998;

         (e) the Company's Current Report on Form 8-K dated April 29, 1998 (filed as of April 29, 1998);

         (f) the Company's Current Report on Form 8-K dated April 29, 1998 (filed as of May 1, 1998);

         (g) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (h) the Company's Current Report on Form 8-K dated May 28, 1998; and

         (i) the Company's Current Report on Form 8-K dated May 29, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, and who makes a written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any Prospectus Supplement, excluding exhibits. Requests should be directed to: Investor Relations, AirTouch Communications, Inc., One California Street, San Francisco, California 94111, telephone number: (415) 658-2000.

                          AIRTOUCH COMMUNICATIONS, INC.

         AirTouch Communications, Inc. is one of the world's leading wireless telecommunications companies, with significant cellular interests in the United States, Western Europe and Asia. In the United States, the Company controls or shares control over cellular systems in fifteen of the thirty largest markets:
Los Angeles, Detroit, San Francisco, Atlanta, San Diego, Minneapolis, Phoenix, Seattle, Denver, Cleveland, Portland (Oregon), San Jose, Kansas City, Cincinnati and Sacramento. Internationally, the Company holds significant ownership interests, with board representation and substantial operating influence, in cellular systems in Belgium, Egypt, India (Madras and Madhya Pradesh), Italy, Japan, Poland, Portugal, Romania, South Korea, Spain and Sweden. The Company is also one of the leading providers of paging services in the United States.

         The Company's executive offices are located at One California Street, San Francisco, California, 94111, telephone number: (415) 658-2000.

                              THE FINANCING TRUSTS

         Each of ATI Financing I and ATI Financing II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor") and the Financing Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 19, 1995. The declarations will be amended and restated in their entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be qualified as Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Financing Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the proceeds received by such Financing Trust from the sale of the Trust Securities in subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under a Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Financing

Trust. Each Financing Trust has a term of approximately 55 years but may terminate earlier, as provided in the relevant Declaration. Each Financing Trust's business and affairs will be conducted by the trustees (the "Financing Trustees") appointed by the Company as the direct or indirect holders of all the Common Securities. The holder of the Common Securities of a Financing Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Financing Trustees therefor. The duties and obligations of the Financing Trustees shall be governed by the Declaration of such Financing Trust. A majority of the Financing Trustees of each Financing Trust will be persons who are employees or officers or who are affiliated with the Company (the "Regular Trustees"). In certain limited circumstances set forth in a Prospectus Supplement, the holders of the majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee who need not be an employee or officer of or otherwise affiliated with the Company. A financial institution that is not affiliated with the Company and has combined capital and surplus of not less than $100,000,000 shall act as property trustee and as indenture trustee for each Financing Trust for the purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, each Financing Trust will have a trustee which has a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Financing Trusts and the offering of the Trust Securities.

         The office of the Delaware Trustee for each Financing Trust is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware. The address for each Financing Trust is c/o the Company, the Sponsor of each Financing Trust, at One California Street, San Francisco, California 94111.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities offered hereby will be used for general corporate purposes.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following tables set forth the ratio of earnings to combined fixed charges on historic and pro forma bases from continuing operations of the Company for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes, preferred dividends and fixed charges included in pre-tax income, adjusted for minority interests in income of certain consolidated wireless systems and for equity in net losses and distributed net income of certain less-than-fifty-percent-owned unconsolidated wireless systems. Fixed charges include interest on indebtedness, the portion of rental expense representative of the interest factor and preferred stock dividend requirements.

Historical:

             YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED MARCH 31,
     ---------------------------------     ----------------------------
     1993     1994      1995      1996           1997       1998
     ----     ----      ----      ----           ----       ----
     6.0      10.4       7.2       4.0            5.2       5.1


Pro Forma:
         YEAR ENDED DECEMBER 31, 1997(1)   THREE MONTHS ENDED MARCH 31, 1998(2)
         ----------------------------      ---------------------------------
                     2.3                                    2.1

--------
1 Ratio of earnings to combined fixed charges and preferred stock dividends from continuing operations of AirTouch for the period indicated on a pro forma basis, after giving effect to the merger of U S WEST Media Group, Inc.'s cellular and
PCS business into the Company (the "Merger") as though it had been effective on
January 1, 1997.

2 Ratio of earnings to combined fixed charges and preferred stock dividends from continuing operations of AirTouch for the period indicated on a pro forma basis, after giving effect to the Merger as though it had been effective on January 1, 1998.

               GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS

         The Company may offer under this Prospectus shares of Common Stock or Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units or Other Units or any combination of the foregoing, either individually or as units consisting of one or more Securities. Each Financing Trust may offer Preferred Securities under this Prospectus. The aggregate offering price of Securities offered by the Company or any Financing Trust under this Prospectus will not exceed $2,500,000,000 (or the equivalent thereof in other currencies). CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SECURITY. IN ADDITION, CERTAIN RISK FACTORS RELATING TO THE COMPANY'S BUSINESS ARE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, BEGINNING ON PAGE 3 UNDER THE HEADING "INVESTMENT CONSIDERATIONS."

                         DESCRIPTION OF THE COMMON STOCK

GENERAL

         Under the Company's Certificate of Incorporation (the "Certificate of Incorporation"), the Company is authorized to issue up to 1.1 billion shares of Common Stock. The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of the Company. Holders of shares of Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of the Company. The holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of the Company out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of the Company available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding are fully paid and nonassessable.

CERTAIN CERTIFICATE OF INCORPORATION PROVISIONS

         Certain provisions in the Company's Certificate of Incorporation and Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions require that the Company's Board of Directors be divided into three classes that are elected for staggered three-year terms; provide that stockholders may act only at annual or special meetings and may not act by written consent; do not provide for cumulative voting in the election of directors; authorize the directors of the Company to determine the size of the Board of Directors; require a vote of 66-2/3% of the shares outstanding for the amendment of any of the foregoing provisions; require that stockholder nominations for directors be made to the Nominating Committee of the Company prior to a meeting of stockholders or pursuant to timely notice; provide that special meetings of stockholders may be called only by certain officers of the Company or by the Board of Directors; and authorize the Board of Directors to establish one or more series of Preferred Stock, without any further stockholder approval, having rights, preferences, privileges and limitations that could impede or discourage the acquisition of control of the Company.

         The Company's Certificate of Incorporation provides that outstanding shares of the Company's stock are subject to redemption by the Company, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken pursuant to applicable law to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise issued to the Company or any subsidiary by any governmental agency to conduct any portion of the business of the Company or any subsidiary, which license or franchise is conditioned upon some or all of the holders of the Company's stock possessing prescribed qualifications. The redemption price is to be equal to the fair market value of such shares. The redemption price may be paid in cash, redemption securities or any combination thereof.

RIGHTS AGREEMENT

         The Company's Board of Directors has adopted a stockholder rights plan (the "Rights Plan") that provides for the distribution of rights ("Rights") to holders of outstanding shares of Common Stock. Except as set forth below, each Right, when exercisable, entitles the holder thereof to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at a price of $80 per share, subject to adjustment. The Rights do not have voting rights.

         Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will not separate from the Common Stock and will not be exercisable until the earlier of either (i) a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing 10% or more of the outstanding shares of Common Stock (an "Acquiring Party") or (ii) 10 days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of affiliated persons becoming an Acquiring Party. The Rights will expire on the earliest of (x) September 19, 2004, (y) consummation of a merger transaction with a person or group acquiring Common Stock pursuant to a Permitted Offer (defined below), or (z) redemption by the Company, as described below.

         In the event that a person has become an Acquiring Party, proper provision will be made so that each holder of a Right (other than an Acquiring Party) will thereafter have the right (the "Subscription Right") for a 60-day period to receive, upon the exercise of the Right by the holder at the then current exercise price, that number of shares of Common Stock of the Company (or of Series A Preferred Stock or other common stock equivalents if all Common Stock has been issued) which would have a market value at the time of such transaction of two times the exercise price for each Right. This provision of the Rights Plan does not apply, however, to a tender offer or exchange offer for all outstanding shares of the Company's Common Stock at a price and on terms determined by at least a majority of the disinterested members of the Board of Directors to be in the best interests of the Company and its stockholders (a "Permitted Offer").

         If, after a public announcement has been made that a person has become an Acquiring Party, either (i) the Company is involved in a merger or other business combination (other than with a person who acquired shares pursuant to a Permitted Offer) or (ii) 50% or more of the Company's assets are sold in one or a series of transactions, proper provision will be made so that each holder of a Right (other than an Acquiring Party) will thereafter have the right to receive, upon the exercise of the Right by the holder at the then current exercise price, that number of shares of Common Stock of the Company or of the acquiring company (whichever remains as the surviving corporation under the terms of the merger or consolidation) which would have a market value at the time of such transaction of two times the exercise price for each Right.

         The Board of Directors, at its option, may at any time after a person becomes an Acquiring Party (but not after the acquisition by such person of 50% or more of the outstanding Common Stock) exchange on behalf of the Company all or part of the then outstanding and exercisable Rights for shares of Common Stock (or Common Stock equivalents), at an exchange ratio of one share of Common Stock or equivalent for each Right.

         At any time prior to the earlier to occur of either (i) a person becoming an Acquiring Party or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). After a person becomes an Acquiring Party, the Company may also redeem the Rights in whole, but not in part, at the Redemption Price
(x) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Party or certain other related parties or (y) following an event giving rise to, and the expiration of the 60-day exercise period for, the Subscription Right if and for as long as any Acquiring Party owns less than 10% of the Company's voting securities.

         The Rights Plan may have the effect of delaying, deferring or preventing a change in control of the Company without further action of the stockholders and therefore could have a depressive effect on the price of the Common Stock.

LISTING

         The Common Stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "ATI."

                       DESCRIPTION OF THE PREFERRED STOCK

         Under the Certificate of Incorporation, the Board of Directors of the Company may direct the issuance of up to 50 million shares of Preferred Stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors from time to time pursuant to a certificate of designation without any further vote or action by the Company's stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

         The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. A Prospectus Supplement relating to each series will specify the terms of the Preferred Stock as follows:

                  (a) The maximum number of shares to constitute the series and the distinctive designation thereof;

                  (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, the conditions for payment of dividends, and whether dividends will be cumulative;

                  (c) The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

                  (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of the Company;

                  (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series, and the terms and provisions relating to the operation of such fund;

                  (f) The terms and conditions, if any, on which the shares of the series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Company or a third party or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (g) The voting rights, if any, on the shares of the series;
         and

                  (h) Any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

         As described under "Description of the Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

         The Company's Certificate of Incorporation provides that outstanding shares of the Company's stock are subject to redemption by the Company, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken pursuant to applicable law to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise issued to the Company or any subsidiary by any governmental agency to conduct any portion of the business of the Company or any subsidiary, which license or franchise is conditioned upon some or all of the holders of the Company's stock possessing prescribed qualifications. The redemption price is to be equal to the fair market value of such shares. The redemption price may be paid in cash, redemption securities or any combination thereof.

                      DESCRIPTION OF THE DEPOSITARY SHARES

         The description set forth below and in the related Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which have been or will be filed with the Commission in connection with the offering of fractional interests in such series of the Preferred Stock.

GENERAL

         The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of receipts for Depositary Shares, each of which will represent a fractional interest as set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock.

         The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of the Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Shares (including dividend, voting, redemption, conversion and liquidation rights). The Depositary Shares relating to any series of Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the related Deposit Agreement.

         Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

         Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the related Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The Depositary will distribute all cash dividends and other cash distributions received in respect of the Preferred Stock to the record holders of the Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

         In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

         If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the payments or other property to which the holders of such Depositary Shares are entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of such Depositary Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of Depositary Receipt evidencing the Depositary Shares relating to any series of Preferred Stock and any provision of the related Deposit Agreement may at any time be amended by agreement between the Company and the Depositary named therein. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares relating to any series of Preferred Stock will not be effective unless such amendment has been approved by the record holders of at least a majority of such Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary named therein only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock underlying the Depositary Shares relating thereto in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the related Deposit Agreement to be for their accounts.

MISCELLANEOUS

         The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the underlying Preferred Stock.

         Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or underlying Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The Depositary under a Deposit Agreement may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time with notice remove such Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

         The Company may offer under this Prospectus Senior Debt Securities (as defined below) or Subordinated Debt Securities (as defined below) or any combination of the foregoing. The Debt Securities will represent unsecured general obligations of the Company, and will either (i) rank prior to all subordinated indebtedness of the Company and PARI PASSU with all other unsecured indebtedness of the Company (the "Senior Debt Securities") or (ii) be subordinate in right of payment to certain other debt obligations of the Company (the "Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities may be issued under indentures substantially in the forms filed as exhibits to the Registration Statement. In this Prospectus, the indenture relating to Senior Debt Securities is referred to as the "Senior Indenture," the indenture relating to Subordinated Debt Securities is referred to as the "Subordinated Indenture," and the Senior Indenture and the Subordinated Indenture are collectively referred to as "Indentures." Neither of the Indentures will limit the amount of Debt Securities that may be issued thereunder, and each Indenture will provide that Debt Securities may be issued thereunder up to an aggregate principal amount authorized from time to time by the Company and may be payable in any currency or currency unit designated by the Company or in amounts determined by reference to an index. The following summaries of certain provisions in the Indentures pursuant to which Debt Securities are issued and of the Debt Securities, as the case may be, do not purport to be complete. Such summaries make use of certain terms defined in the Indentures and are qualified in their entirety by reference to the applicable form of Indenture or Debt Security, respectively, filed as an exhibit to the Registration Statement.

         Reference is made to the applicable Prospectus Supplement for any series of Debt Securities for the following terms: (i) the designation of such series of Debt Securities; (ii) the aggregate principal amount of such series of Debt Securities; (iii) the stated maturity or maturities for payment of principal of such series of Debt Securities and any sinking fund or analogous provisions; (iv) the rate or rates at which such series of Debt Securities shall bear interest or the method of calculating such rate or rates of interest and the interest payment dates for such series of Debt Securities; (v) the currencies, currency unit or index in or according to which principal of and interest and any premium on such series of Debt Securities shall be payable (if other than U.S. Dollars); (vi) the redemption date or dates, if any, and the redemption price or prices and other applicable redemption provisions for such series of Debt Securities; (vii) whether such series of Debt Securities shall be issued as one or more global debt securities ("Global Debt Securities"), and, if so, the identity of the depositary (the "Debt Depositary") for such Global Debt Security or Debt Securities; (viii) if not issued as one or more Global Debt Securities, the denominations in which such series of Debt Securities shall be issuable (if other than denominations of $1,000 and any integral multiple thereof); (ix) the date from which interest on such series of Debt Securities shall accrue; (x) the basis upon which interest on such series of Debt Securities shall be computed (if other than on the basis of a 360-day year of twelve 30-day months); (xi) if other than the principal amount thereof, the portion of the principal amount of such series of Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture; (xii) if other than the trustee (the "Trustee"), the person or persons who shall be registrar for such series of Debt Securities; (xiii) the Record Date; (xiv) the identity of the Trustee; (xv) any covenants of the Company with respect to a series of Debt Securities; (xvi) whether the Debt Securities are convertible into or exchangeable for Securities, or other securities of the Company or Third Party Securities (as herein defined), and the terms of such conversion or exchange; (xvii) whether the Debt Securities will be issued at an original issue discount and a description of such discount; and (xviii) any other term or provision relating to such series of Debt Securities which is not inconsistent with the provisions of the Indenture.

         Except as described in this Prospectus or the accompanying Prospectus Supplement, the Indentures do not contain any covenants specifically designed to protect holders of the Debt Securities against a reduction in the creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the Debt Securities.

         In the event Debt Securities of any series are to be offered that are convertible into or exchangeable for securities of third parties ("Third Party Securities"), the Prospectus Supplement will identify the Third Party Securities, the issuer of such Third Party Securities (the "Third Party Company"), all documents filed by the Third Party Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of such Third Party Company's last completed fiscal year for which a Form 10-K annual report has been filed and the document or documents filed under the Securities Act or the Exchange Act which contain a description of the Third Party Securities being sold or, if no such document or documents exist, the Prospectus Supplement will include a description of the Third Party Securities being sold. Third Party Securities will only be securities of Third Party Companies that are eligible to use Form S-3 (or any successor form) for primary offerings under the rules and regulations of the Commission or securities that are registered under Section 12 of the Exchange Act. To the extent the Securities Act requires registration of the Third Party Securities by the Third Party Company, such as where the Third Party Company is an affiliate of the Company, in connection with the issuance, conversion and/or exchange of such Debt Securities, the Company will cause the Third Party Company to file a third party registration statement ("Third Party Registration Statement") under the Securities Act. Where the conversion and/or exchange of the Debt Securities would require an effective Third Party Registration Statement at the time of such exchange or conversion, the exchange or conversion will be subject to the effectiveness of such registration statement. For example, Debt Securities that are convertible into or exchangeable for Third Party Securities may be convertible or exchangeable by their terms at the election of the Company or mandatorily at the expiration of a specified period or at other times under specified circumstances ("Mandatory Debt Securities") or may be convertible or exchangeable by their terms at the election of the Debt Holder at any time during a specified period or periods or on a specified date or dates ("Voluntary Debt Securities"). In the case of both Mandatory Debt Securities and Voluntary Debt Securities, if the Company is an affiliate of the Third Party

Company, the Third Party Securities into which they may be converted or for which they may be exchanged will be the subject of a registration statement filed under the Securities Act by the Third Party Company prior to any offer of such Mandatory or Voluntary Debt Securities, and a Third Party Registration Statement with respect to such Third Party Securities will have been declared effective prior to any sale of such Mandatory or Voluntary Debt securities, except in the case of Voluntary Debt Securities that are not immediately exercisable or convertible, in which case such a Third Party Registration Statement would have to be effective, absent an exemption, when the Debt Holder elects to convert such Voluntary Debt Securities into or exchange them for Third Party Securities.

EVENTS OF DEFAULT

         Each Indenture defines an "Event of Default" with respect to a particular series of the Debt Securities as being any one of the following events: (1) default in the payment of interest on any Debt Security of such series and the continuance of such default for a period of 30 days, or, in the case of the Subordinated Debt Indenture, for a period of 90 days, (2) default in the payment of all or any part of the principal of or any premium on any Debt Security of such series when due whether at maturity, by proceedings for redemption, by declaration or otherwise, (3) default in the satisfaction of any sinking fund payment obligation relating to such series of Debt Securities, when due and payable, (4) failure on the part of the Company to observe or perform in any material respect any other agreements or covenants contained in the Debt Securities of such series, the Indenture or any supplemental indenture relating thereto, specifically contained for the benefit of the Holders of the Debt Securities of such series, and continuance of the default for a period of 90 days after notice has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Debt Securities of such series and all other series so benefited (all series voting as one class) at the time outstanding under the Indenture, or (5) certain events of bankruptcy, insolvency or reorganization involving the Company. An Event of Default with respect to a series of Debt Securities will not necessarily constitute an Event of Default with respect to any other series of Debt Securities. Except as may be described in the accompanying Prospectus Supplement, the Indentures do not contain any Events of Default other than those referred to herein.

         If an Event of Default occurs with respect to the Debt Securities of one or more series and is continuing, the Trustee, by notice to the Company, or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of each such series, by notice in writing to the Company and to the Trustee, may declare the principal amount (or, if the Debt Securities of any such series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Debt Securities of such series, together with any accrued interest, to be immediately due and payable.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount of the Debt Securities of any one or more series (or of all the Debt Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay any matured installments of interest upon all the Debt Securities of such series (or upon all the Debt Securities, as the case may be) and the principal of any and all Debt Securities of such series (or of any and all the Debt Securities, as the case may be) which shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law and on such principal at the rate or rates of interest borne by, or prescribed therefor in, the Debt Securities of such series to the date of such payment or deposit) and any other amounts then payable to the Trustee under the Indenture, and any and all defaults under the Indenture with respect to Debt Securities of such series (or all Debt Securities, as the case may be), other than the nonpayment of principal of and any accrued interest on Debt Securities of such series (or any Debt Securities, as the case may be) which shall have become due by declaration shall have been cured, remedied or waived as provided in the Indenture, then and in every such case the Holders of a majority in principal amount of the Debt Securities of such series (or of all the Debt Securities, as the case may be) then outstanding (all series voting as one class if more than one series are so entitled), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or affect any subsequent default, or impair any right consequent thereon.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or any premium or interest on the Debt Securities of the series to which the default relates or to enforce the performance of any provision of such series of Debt Securities or the Indenture.

         The Holders of a majority in principal amount of the outstanding Debt Securities of any series may waive any past Event of Default with respect of such series and its consequences, except a continuing default in the payment of the principal of or any premium or interest on such Debt Securities or in the satisfaction of any sinking fund obligation relating to such series of Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Debt Security so affected.

MODIFICATIONS OF THE INDENTURE

         Each of the Indentures provides that the Company and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities without the consent of any Debt Holder: (1) to cure any ambiguity, defect or inconsistency; (2) to permit a successor to assume the Company's obligations under the Indenture as permitted by the Indenture; (3) to eliminate or change any provision of the Indenture if such elimination or change does not adversely affect the rights of any outstanding Debt Holder; (4) to provide for the issuance and establish the terms and conditions of Debt Securities of any series; (5) to add to the covenants of the Company further covenants, restrictions or conditions for the protection of the Holders of all or any particular series of Debt Securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture; or (6) to appoint, at the request of the Trustee, a successor Trustee for a particular series of Debt Securities to act as such pursuant to the provisions of the Indenture.

         Each of the Indentures and the rights and obligations of the Company and of the Holders of the Debt Securities may be modified or amended at any time with the consent of the Holders of not less than a majority in aggregate principal amount of all series of the Debt Securities at the time outstanding under such Indenture and affected by such modification or amendment (voting as one class); provided, however, that without the consent of the holder of the Debt Securities affected, no such modification or amendment shall, among other things, change the fixed maturity or redemption date thereof, reduce the rate of interest thereon or alter the method of determining such rate of interest, extend the time of payment of interest, reduce the principal amount thereof, reduce any premium payable upon the redemption thereof, change the currency in which any Debt Securities or the interest thereon are payable or impair the right to institute suit for the enforcement of any such payment, reduce the percentage of the Holders of such Debt Securities whose consent is required for any such modification or amendment or change the time of payment, reduce the amount of any minimum sinking fund payment, or modify any provisions of the Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the Holders).

DEFEASANCE AND DISCHARGE

         All liability of the Company in respect to any outstanding Debt Securities shall cease, terminate and be completely discharged if the Company shall (a) deposit with the Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America (or, in the case of Debt Securities denominated in a currency other than U.S. Dollars, of the government that issued such currency), or obligations the principal of and interest on which are guaranteed by the United States of America (or, in the case of Debt Securities denominated in a currency other than U.S. Dollars, guaranteed by the government that issued such currency), in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates will provide funds sufficient to pay the principal of and interest and any premium to maturity or to the redemption date, as the case may be, with respect to such Debt Securities, and (b) deliver to the Trustee an opinion of counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such discharge. All obligations of the Company to comply with certain covenants applicable to any outstanding Debt Securities shall cease if the Company shall deposit with the Trustee, in trust, at or before maturity, lawful money or direct obligations of the

United States of America (or, in the case of Debt Securities denominated in a currency other than U.S. Dollars, of the government that issued such currency), or obligations the principal of and interest on which are guaranteed by the United States of America (or, in the case of Debt Securities denominated in a currency other than U.S. Dollars, by the government that issued such currency), in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates will provide funds sufficient to pay the principal of and interest and any premium to maturity or to the redemption date, as the case may be, with respect to such Debt Securities.

CONCERNING THE TRUSTEE

         The Trustee for the Senior Debt Securities and the Trustee for the Subordinated Debt Securities will be identified in the relevant Prospectus Supplement. In certain instances, the Company or the Holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture may remove the Trustee and appoint a successor Trustee. The Trustee may become the owner or pledgee of any of the Debt Securities with the same rights it would have if it were not the Trustee. The Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank under the laws of the United States or of any state thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to examination by federal or state or District of Columbia authority. From time to time and subject to applicable law relating to conflicts of interest, the Trustee may also serve as Trustee under other indentures relating to Debt Securities issued by the Company or affiliated companies and may engage in commercial transactions with the Company and affiliated companies.

SENIOR DEBT SECURITIES

         The Senior Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness for borrowed money of the Company.

         The following covenants will apply to Senior Debt Securities issued under the Senior Indenture unless otherwise provided in the Prospectus Supplement for such Senior Debt Securities:

RESTRICTIONS ON INDEBTEDNESS OF RESTRICTED SUBSIDIARIES

         Under the terms of the Senior Indenture, the Company may not permit any Restricted Subsidiary to create, assume, incur or guarantee any Indebtedness other than the following: (i) Indebtedness of a Restricted Subsidiary incurred after the date of the Senior Indenture, provided that immediately after the incurrence of such Indebtedness the aggregate amount of Indebtedness incurred and outstanding pursuant to this exception (i) and not otherwise permitted pursuant to the Senior Indenture does not exceed 5% of Consolidated Net Tangible Assets; (ii) Indebtedness of any entity (other than a PCS Entity) existing at the time such entity becomes a Restricted Subsidiary, such entity is merged into or consolidated with the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary acquires all or substantially all of the assets of such entity, provided that immediately after the incurrence of such Indebtedness the aggregate amount of Indebtedness incurred and outstanding pursuant to this exception (ii) and not otherwise permitted pursuant to the Senior Indenture does not exceed 5% of Consolidated Net Tangible Assets; (iii) Indebtedness pursuant to capital leases (including any Japanese leveraged lease or similar cross-border lease transaction), provided that immediately after the incurrence of such Indebtedness, the aggregate amount of Indebtedness incurred and outstanding pursuant to this exception (iii) and not otherwise permitted pursuant to the Senior Indenture does not exceed 10% of Consolidated Net Tangible Assets; (iv) Indebtedness owed to the Company or any Subsidiary of the Company or to any partner or stockholder having at least a 10% ownership interest in such Restricted Subsidiary; (v) Indebtedness of any Restricted Subsidiary existing on the date of the Senior Indenture or owing pursuant to the Zero Coupon Convertible Subordinated Notes due 1999 originally issued by Cellular Communications, Inc.; (vi) Indebtedness of any PCS Entity existing at the time such PCS Entity becomes a Restricted Subsidiary, such PCS Entity is merged into or consolidated with the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary acquires all or substantially all of the assets of such PCS Entity; or (vii) Indebtedness of any Restricted Subsidiary constituting any replacement, extension or renewal of any Indebtedness incurred pursuant to exceptions (i) through (vi) above (to the extent such Indebtedness is not increased).

RESTRICTIONS ON LIENS

         Under the terms of the Senior Indenture, the Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness secured by a Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property of the Company or a Restricted Subsidiary (such stock, indebtedness and Principal Property being collectively referred to as "Property"), unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Senior Debt Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created ranking equally with the Senior Debt Securities, including guarantees of indebtedness of others) equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness on Property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of or within 180 days after the acquisition of such Property for the purpose of financing all or any part of purchase price thereof; (ii) Liens securing Indebtedness owing by a Restricted Subsidiary to the Company or any Subsidiary of the Company; (iii) Liens on Property of any entity, or on the stock, indebtedness or other obligations of such entity, existing at the time (a) such entity becomes a Restricted Subsidiary, (b) such entity is merged into or consolidated with the Company or a Restricted Subsidiary or (c) the Company or a Restricted Subsidiary acquires all or substantially all of the assets of such entity; provided that no such Lien extends to any other Property and provided that such Indebtedness is otherwise permitted pursuant to the Senior Indenture; (iv) Liens on Property to secure any Indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to such Property; (v) any Lien on Property to secure Indebtedness or other indebtedness incurred in connection with any financing undertaken in accordance with Section 103 of the Internal Revenue Code of 1986, as amended, or any replacement law; (vi) Liens on the property of the Company or any of its Subsidiaries securing (a) nondelinquent obligations of a like nature; in each case, incurred in the ordinary course of business; (vii) Liens securing obligations in respect of capital leases on assets subject to such leases (including any Japanese leveraged lease or similar cross-border lease transaction), provided that such Indebtedness is otherwise permitted pursuant to the Senior Indenture; and provided further that (a) any such Lien attaches to such property within 180 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired; (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit account o r other funds provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (ix) Liens on personal property, other than shares of stock or Indebtedness of any Restricted Subsidiary, to secure loans maturing not more than one year from the date of the creation thereof; (x) Liens on the stock indebtedness or other obligations of any International Subsidiary, provided that such Liens do not secure Indebtedness of the type described in clause (v) of the definition of Indebtedness; and (xi) any renewal, extension, or replacement (in whole or in part) of any Lien permitted pursuant to exceptions (i) through (x) above or of any Indebtedness secured thereby, provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property). Notwithstanding the foregoing restrictions, the Company may, and may permit any Restricted Subsidiary to, issue, assume or guarantee Indebtedness secured by Liens on Property which are not otherwise excepted without equally and ratably securing the Senior Debt Securities, provided that the sum of all such Indebtedness then being issued, assumed or guaranteed does not exceed 10% of the Consolidated Net Tangible Assets prior to the time such Indebtedness was issued, assumed or guaranteed.

RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS

         Under the terms of the Senior Indenture, the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement (except for temporary leases for a term of not more than three years, or except for sale or transfer and leaseback transactions involving the acquisition or improvement of Principal Properties provided that the amount of consideration received at the time of sale or transfer by the Company or such Restricted Subsidiary for the property so sold or transferred shall be applied as described in subsection (ii) below) with any bank, insurance company or other lender or investor, or to which any such lender or investor is party, providing for the leasing to the Company or any Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property unless either (i) the Company or any Restricted Subsidiary could create Indebtedness secured by a Lien under the provisions related to restrictions on Liens on the property to be leased without equally and ratably securing the Senior Debt Securities, or (ii) the Company within the 12 months preceding such sale or transfer may have been made by the Company or by a Restricted Subsidiary, has applied or applies an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to such arrangement or (b) the fair value of the property so leased at the time of entering into such arrangement (1) to the voluntary retirement of Indebtedness of the Company or of a Restricted Subsidiary or Indebtedness of a Subsidiary guaranteed by the Company which debt matures by its terms more than one year after the date on which it was originally incurred (collectively herein called "funded debt"); provided that there shall be credited against the amount required by subsection (ii) to be applied to the retirement of funded debt an amount equal to (x) the principal amount of any Senior Debt Securities delivered within the 12 months preceding such sale or transfer or the 12 months following such sale or transfer to the Trustee for voluntary retirement and cancellation, plus (y) the principal amount of funded debt, other than Senior Debt Securities, voluntarily retired by the Company within 12 months before or after such sale; or (2) to the acquisition, development or improvement of a Principal Property or Principal Properties.

CORPORATE EXISTENCE OF THE COMPANY; CONSOLIDATION, MERGER, SALE OR TRANSFER

         Under the Senior Indenture, so long as any of the Senior Debt Securities are outstanding, the Company will maintain its corporate existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Company may, without violating the Senior Indenture, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if the surviving, resulting or transferee entity, as the case may be, (i) shall be incorporated and existing under the laws of one of the States of the United States of America, (ii) assumes, if such entity is not the Company, all of the obligations of the Company under the Senior Indenture and (iii) is not, after such transaction, otherwise in default under any provision of the Senior Indenture.

DEFINITIONS

         The following terms have the meanings set forth below when used in this Prospectus Supplement.

         "Attributable Debt" means, when used in connection with a sale and leaseback transaction, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to the transaction (as determined by the Board of Directors) or (ii) the present value of rent for the remaining term of the lease. Rent shall be discounted to present value at the actual percentage rate inherent in such lease as determined in good faith by the Company, compounded semiannually. Rent is the lesser of (1) rent for the remaining term of the lease assuming it is not terminated or (2) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include (a) amounts for maintenance, repairs, insurance, taxes, assessments and similar charges or (b) contingent rent, such as that based on sales. Rent may be reduced by rent that any sublessee must pay from the date of determination for all or part of the same property.

         "Consolidated Net Tangible Assets" means the consolidated total assets of the Company and its subsidiaries as reflected in the Company's most recent balance sheet prepared in accordance with generally accepted accounting principles, less (i) current liabilities (excluding current maturities of long-term debt and obligations under capital leases) and (ii) goodwill, trademarks, patents, and minority interests of others.

         "Domestic Cellular Joint Venture" means the partnership or other joint venture to be formed by the Company and U S WEST, Inc., or their Subsidiaries, pursuant to the Amended and Restated Joint Venture

Organization Agreement dated September 30, 1995, as amended from time to time, for the purposes of owning and operating certain of the parties' assets used in the provision of Domestic Cellular Service.

         "Domestic Cellular Service" means the provision of wireless telephony service on the 800 MHz bands in the United States.

         "Indebtedness" means ,with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case not overdue, arising in the ordinary course of business; (iv) all obligations of such Person under any lease (or other agreement conveying the right to use) of property by a Person as lessee or guarantor which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured); (vi) all reimbursement obligations of such Person or Persons in respect of any letters of credit or bankers' acceptances related to Indebtedness of such Person or another Person; (vii) all Attributable Debt; (viii) Redeemable Stock and (ix) all guarantees of Indebtedness of other Persons. The term "Indebtedness" shall not include any obligations of a Person under a Swap Contract.

         "International Subsidiary" means any subsidiary of the Company not engaged in the provision of Domestic Cellular Service and the principal business of which is conducted, or the principal assets of which are located, outside of the United States.

         "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

         "PCS Entity" means any Person primarily engaged in the business of personal communications services, defined as radio communications operating in the "broadband PCS" bands, namely the 1850-1890 MHz, 1930- 1970 MHz, 2130-2150 MHz, and 2180-2200 MHz bands, including Persons who primarily provide support services or equipment for personal communications services.

         "Principal Property" means land, land improvements, buildings and associated equipment or property owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for providing Domestic Cellular Service and located within the United States of America and having a book value in excess of 2% of Consolidated Net Tangible Assets, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by resolution of the Board of Directors of the Company not to be of material importance to the respective businesses conducted by the Company and its Restricted Subsidiaries.

         "Redeemable Stock" means, with respect to any Person, any stock that by its terms matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise.

         "Restricted Subsidiary" means (i) any Subsidiary of the Company which
(a) has substantially all of its property in the United States, (b) is primarily engaged in the business of providing Domestic Cellular Service and (c) is in existence on the date of the Senior Indenture, or is designated by the Board of Directors of the Company after such date as a Restricted Subsidiary, and (ii) the Domestic Cellular Joint Venture and its Subsidiaries.

         "Subsidiary" of any specified Person means (i) a corporation, at least a majority of the outstanding securities of which having ordinary voting power (other than securities having such power only by reason of the happening of a contingency) is at such time owned by such Person or by one or more Subsidiaries of such

Person; or (ii) a partnership, joint venture, association, or other business entity, if in accordance with generally accepted accounting principles such entity is consolidated with such Person for financial statement purposes.

         "Swap Contract" means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing, provided that such Swap Contract was entered into for the purpose of managing risks associated with liabilities, commitments or assets of the Company or any Subsidiary and not for speculation.

SUBORDINATED DEBT SECURITIES

         Subordinated Debt Securities may be issued from time to time in one or more series under the Subordinated Debt Indenture. The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

         In the event the Subordinated Debt Securities are issued to a Financing Trust or the Financing Trustee of such trust in connection with the issuance of Trust Securities by such Financing Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the Holders of such Trust Securities in connection with the dissolution of such Financing Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Financing Trust or the Financing Trustee of such trust in connection with the issuance of Trust Securities by such Financing Trust.

         Unless otherwise provided in the applicable Prospectus Supplement, if Subordinated Debt Securities are issued to a Financing Trust or the Financing Trustee of such trust in connection with the issuance of Trust Securities by such Financing Trust and (i) there shall have occurred an event that would constitute an Event of Default with respect to such Subordinated Debt Securities; (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee; or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Debt Securities which rank junior to or PARI PASSU with such Subordinated Debt Securities; PROVIDED that the foregoing restriction does not apply to any stock dividends paid by the Company where the dividend stock is of the same class as that of the stock held by the holders receiving the dividend.

     DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

         The following statements with respect to the Common Stock Warrants and Preferred Stock Warrants (collectively, the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a warrant agreement ("Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), which Stock Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions (the "Stock Warrant Provisions") filed as an exhibit to the Registration Statement or other provisions set forth in the Stock Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

         The Stock Warrants may be issued under the Stock Warrant Agreement independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such other

Securities. If Stock Warrants are offered, the related Prospectus Supplement will describe the terms of the Stock Warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of the Stock Warrants;
(iii) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of one Stock Warrant and the initial price at which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the Stock Warrants shall commence, the date on which such right shall expire and whether the Company has the ability to extend the exercise period; (v) federal income tax consequences; (vi) call provisions, if any; (vii) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (viii) the antidilution provisions of the Stock Warrants; and (ix) any other terms of the Stock Warrants. The shares of Common Stock or Preferred Stock issuable upon exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable. If the Company maintains the ability to reduce the exercise price of any Stock Warrant and such right is triggered, the Company will comply with the federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

EXERCISE OF STOCK WARRANTS

         Stock Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Duly exercised Stock Warrants will be delivered by the Stock Warrant Agent to the transfer agent for the Common Stock or the Preferred Stock, as the case may be. Upon receipt thereof, the transfer agent shall deliver or cause to be delivered, to or upon the written order of the exercising warrantholder, the number of shares of Common Stock or Preferred Stock purchased. If fewer than all of the Stock Warrants held by a warrantholder are exercised, the Stock Warrant Agent shall deliver to the exercising warrantholder a new Stock Warrant representing the unexercised Stock Warrants.

ANTIDILUTION PROVISIONS

         The exercise price payable and the number of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common Stock or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right upon the exercise thereof to the kind and number of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

         Holders of Stock Warrants will not be entitled, by virtue of being such warrantholders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as stockholders of the Company.

                     DESCRIPTION OF THE THIRD PARTY WARRANTS

         The following statements with respect to the Third Party Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Third Party Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Third Party Warrant Agent"), which Third Party Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Stock Warrant Provisions or the provisions set forth in the form of the Debt Securities Warrant

Agreement filed as an exhibit to the Registration Statement or other provisions set forth in the Third Party Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

         The Third Party Warrants may be issued under the Third Party Warrant Agreement independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. If Third Party Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount and terms of the Third Party Securities purchasable upon exercise of the warrants; (iii) if applicable, the designation and terms of the Third Party Securities with which the Third Party Warrants are issued and the number of Third Party Warrants issued with each such Third Party Security; (iv) if applicable, the date on and after which the Third Party Warrants and the related Third Party Securities will be separately transferable; (v) the number or principal amount of Third Party Securities purchasable upon exercise of one Third Party Warrant and the price at which such number or principal amount of Third Party Securities may be purchased upon exercise; (vi) the date on which the right to exercise the Third Party Warrants shall commence, the date on which such right shall expire and whether the Company has the ability to extend the exercise period; (vii) federal income tax consequences; (viii) whether the Third Party Warrants will be issued in registered or bearer form; (ix) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (x) the antidilution provisions of the Third Party Warrants; and (xi) any other terms of the Third Party Warrants. If the Company maintains the ability to reduce the exercise price of any Third Party Warrant and such right is triggered, the Company will comply with the federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

         The Prospectus Supplement will identify the Third Party Securities, the Third Party Company, all documents filed by the Third Party Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of such Third Party Company's last completed fiscal year for which a Form 10-K annual report has been filed and the document or documents filed under the Exchange Act which contain a description of the Third Party Securities being sold or, if no such document or documents exist, the Prospectus Supplement will include a description of the Third Party Securities being sold. Third Party Warrants may be offered only with respect to Third Party Securities of Third Party Companies that are eligible to use Form S-3 (or any successor form) for primary offerings under the rules and regulations of the Commission and Third Party Securities that are registered under Section 12 of the Exchange Act. To the extent the Securities Act requires registration of the Third Party Securities by the Third Party Company, such as where the Third Party is an affiliate of the Company, in connection with the issuance and/or exercise of Third Party Warrants, the Company will cause the Third Party Company to file a Third Party Registration Statement under the Securities Act. Where the exercise of Third Party Warrants would require the Third Party to have an effective Third Party Registration Statement at the time of exercise, the exercise will be subject to the effectiveness of such registration statement.

         For example, if the Company is an affiliate of the Third Party Company, the Third Party Securities that can be acquired upon exercise of the Third Party Warrants will be the subject of a registration statement filed under the Securities Act by the Third Party Company prior to any offer of such Third Party Warrants, and a Third Party Registration Statement will have been declared effective prior to any sale of Third Party Warrants, except in the case of Third Party Warrants which are not immediately exercisable, in which case such a registration statement would have to be effective, absent an exemption, when the holder of any Third Party Warrants elects to exercise them to acquire Third Party Securities.

         Third Party Warrants may be exchanged for new Third Party Warrants of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Third Party Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Third Party Securities (except as may be otherwise set forth in the Prospectus Supplement).

EXERCISE OF THIRD PARTY WARRANTS

         Third Party Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Upon the exercise of Third Party Warrants, the Third Party Warrant Agent will, as soon as practicable, deliver the Third Party Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Third Party Warrants held by a warrantholder are exercised, a new Third Party Warrant will be issued for the remaining amount of Third Party Warrants.

             DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

         The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), which Debt Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions filed as an exhibit to the Registration Statement or other provisions set forth in the Debt Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

         The Debt Warrants may be issued under the Debt Warrant Agreement independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities.

         If Debt Warrants are offered, the related Prospectus Supplement will describe the terms of the Debt Warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (iii) the principal amount of Debt Securities purchasable upon exercise of the Debt Warrants and the price at which such principal amount of Debt Securities may be purchased upon exercise; (iv) the date or dates on which the right to exercise the Debt Warrants shall commence, the date on which such right shall expire and whether the Company has the ability to extend the exercise period; (v) federal income tax consequences, if any; (vi) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; and (vii) any other terms of the Debt Warrants.

         Debt Warrants may be exchanged for new Debt Warrants of different denominations and may be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities and are not entitled to payments of principal of and interest, if any, on the Debt Securities.

EXERCISE OF DEBT WARRANTS

         Debt Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such warrantholder.

      DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         The Company may issue Stock Purchase Contracts, which are contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Any such formula may include antidilution provisions to adjust the number of shares issuable pursuant to Stock Purchase Contracts upon certain events. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of a Third Party Company, including U.S. Obligations, securing the holders' obligations to purchase the Common Stock or the Preferred Stock under the Purchase Contracts.

         In the case of Stock Purchase Units that include debt obligations of a Third Party Company, unless a holder of Stock Purchase Units settles its obligations under the Stock Purchase Contracts early through the delivery of consideration to the Company or its agent in the manner discussed below, the principal of such debt obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts.

         In the case of Stock Purchase Units that include Debt Securities or Preferred Securities, in the absence of any such early settlement or the election by a holder to pay the consideration specified in the Stock Purchase Contracts prior to the stated settlement date, the Debt Securities or Preferred Securities will automatically be presented to the applicable Financing Trust for redemption at 100% of face or liquidation value and such Financing Trust will present Subordinated Debt Securities in an equal principal amount to the Company for redemption at 100% of principal amount. Amounts received in respect of such redemption will automatically be transferred to the Company and applied to satisfy in full the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

         Holders of Stock Purchase Units may be entitled to settle the underlying Stock Purchase Contracts prior to the stated settlement date by surrendering the certificate evidencing the Stock Purchase Units, accompanied by the payment due, in such form and calculated pursuant to such formula as may be prescribed in the Stock Purchase Contracts and described in the applicable Prospectus Supplement. Upon early settlement, the holder will receive the number of shares of Common Stock or Preferred Stock deliverable under such Stock Purchase Contracts, subject to adjustment in certain cases. Holders of Stock Purchase Units may be entitled to exchange their Stock Purchase Units, together with appropriate collateral, for separate Stock Purchase Contracts and Preferred Securities, Debt Securities or debt obligations. In the event of such early settlement or exchange, the Preferred Securities, Debt Securities or debt obligations that were pledged as security for the obligation of the holder to perform under the Stock Purchase Contracts will be transferred to the holder free and clear of the Company's security interest therein.

         The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         Each Financing Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Financing Trust authorizes the Regular Trustees of each Financing Trust to issue on behalf of such Financing Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions, as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities for specific terms including: (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued; (iii) the annual distribution rate (or method of determining such rate) for such Preferred Securities and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding); (iv) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Financing Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution of such Financing Trust; (vi) the obligation, if any, of such Financing Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Financing Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Financing Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by both Financing Trusts as a condition to specified action or amendments to the Declaration of such Financing Trust; (viii) whether the Preferred Securities will be issued in the form of one or more global securities; and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Financing Trust consistent with the Declaration of such Financing Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Preferred Securities, each Financing Trust will issue one series of Common Securities. The Declaration of each Financing Trust authorizes the Regular Trustees to issue on behalf of such Financing Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Financing Trust will be substantially identical to the terms of the Preferred Securities issued by such Financing Trust and the Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities except that, upon the occurrence and during the continuation of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Financing Trustees. All of the Common Securities will be directly or indirectly owned by the Company.

                          DESCRIPTION OF THE GUARANTEES

         Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Preferred Securities Guarantee Agreement under which Guarantees are issued will be qualified as an indenture under the Trust Indenture Act. The trustee under each Guarantee (the "Guarantee Trustee") will be identified in the relevant Prospectus Supplement, and will be a financial institution not affiliated with the Company that has a combined capital and surplus of at least $100,000,000. The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete. Such summary makes use of certain terms defined in the Guarantee and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Financing Trust.

GENERAL

         Pursuant to each Guarantee, the Company will unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by each Financing Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Financing Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Financing Trust may have or assert other than the defense of payment. The following payments with respect to Preferred Securities issued by each Financing Trust (the "Guarantee Payments"), to the extent not paid by or on behalf of such Financing Trust, will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Subordinated Debt Securities held in such Financing Trust as trust assets; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Subordinated Debt Securities held in such Financing Trust as trust assets with respect to any Preferred Securities called for redemption by such Financing Trust; and (iii) upon a voluntary or involuntary dissolution, winding up or termination of such Financing Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such Financing Trust has funds available therefor or (b) the amount of assets of such Financing Trust remaining available for distribution to holders of such Preferred Securities on liquidation of such Financing Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Financing Trust to pay such amounts to such holders.

         Each Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable Financing Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions except to the extent the Company has made a payment to the related Property Trustee of interest or principal on the Subordinated Debt Securities held in such Financing Trust as trust assets. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Financing Trust, such Financing Trust will not pay distributions on the Preferred Securities issued by such Financing Trust and will not have funds available therefor and such payment obligation will therefore not be guaranteed by the Company under the applicable Guarantee. See "Description of the Preferred Securities" and "Description of the Debt Securities--Subordinated Debt Securities."

         The Company's obligations under the Declaration for each Financing Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such Financing Trust, the Subordinated Debt Securities purchased by such Financing Trust and the related Subordinated Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such Financing Trust.

         The Company has also agreed to unconditionally guarantee the obligations of the Financing Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Guarantees, except that, upon an event of default under the Subordinated Indenture, holders of Preferred Securities under the Guarantees shall have priority over holders of Common Securities under the Common Securities Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

         In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Financing Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Declaration of such Financing Trust, then (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to or PARI PASSU with such Subordinated Debt Securities. However, each Guarantee will except from the foregoing any stock dividends paid by the Company or any of its subsidiaries, where the dividend stock is of the same class as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

         Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Financing Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the

Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Financing Trust then outstanding.

EVENTS OF DEFAULT

         An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which a Guarantee relates have the right to (a) waive any past Events of Default and its consequences, whereupon such event of default shall cease to exist and any event of default under the Guarantee arising therefrom shall be deemed to have been cured and (b) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         If the Guarantee Trustee fails to enforce such Guarantee, any holder of Preferred Securities relating to such Guarantee may, after a period of 30 days has elapsed from such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the applicable Financing Trust, the Guarantee Trustee or any other person or entity.

         The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

TERMINATION OF THE GUARANTEES

         Each Guarantee will terminate as to the Preferred Securities issued by the applicable Financing Trust upon full payment of all distributions relating to the Preferred Securities or the Redemption Price of all Preferred Securities of such Trust, upon distribution of the Subordinated Debt Securities held by such Financing Trust to the holders of the Preferred Securities of such Financing Trust or upon full payment of the amounts payable in accordance with the Declaration of such Financing Trust upon liquidation of such Financing Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Financing Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

         Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all senior liabilities of the Company; (ii) PARI PASSU with the obligations of the Company under any similar guarantee agreements issued by the Company on behalf of holders of Subordinated Debt Securities; and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such Financing Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

         The Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities issued by the applicable Financing Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable Financing Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Guarantee, including the giving of directions of the Guarantee Trustee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Preferred Securities relating to such Guarantee may, after a period of 30 days has elapsed from such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company, as Guarantor, to enforce its rights under such Guarantee without first instituting a legal proceeding against the applicable Financing Trust, the Guarantee Trustee or any other person or entity.

         Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

                         DESCRIPTION OF THE OTHER UNITS

         The Company may issue Other Units, which may include Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities or Guarantees, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

         The related Prospectus Supplement will describe the terms of any Other Units and the Securities which comprise such Other Units. See "Description of the Common Stock," "Description of the Preferred Stock," "Description of the Depositary Shares," "Description of the Debt Securities," "Description of the Warrants to Purchase Common or Preferred Stock," "Description of the Third Party Warrants," "Description of the Warrants to Purchase Debt Securities," "Description of Stock Purchase Contracts and Stock Purchase Units," "Description of the Preferred Securities," and "Description of the Guarantees."

                              PLAN OF DISTRIBUTION

         The Company or any Financing Trust may, from time to time, sell Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, (3) through agents or (4) through a combination of any such methods of sale. A Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities, and the proceeds to the Company or any Financing Trust from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

         If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         In connection with underwritten offerings of Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Securities in the open market following completion of the offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in the offering) for the account of the underwriters, the selling concession with respect to Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discounted at any time.

         Securities may also be sold directly by the Company or a Financing Trust or through agents designated by the Company or any Financing Trust from time to time. Any agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or a Financing Trust to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

         Securities offered other than Common Stock may be a new issue of securities with no established trading market. Any underwriters to whom such Securities are sold by the Company or a Financing Trust for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Securities.

         Agents and underwriters may be entitled under agreements entered into with the Company or a Financing Trust to indemnification by the Company or such Financing Trust against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company or any Financing Trust in the ordinary course of business.

         Sales of the Securities may be effected by or for the account of one or more of the Third Parties from time to time in transactions (which may include block transactions) on any exchange or market on which such Securities are listed or quoted, as applicable, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Third Parties may effect such transactions by selling the Securities directly to purchasers, acting as principals for their own accounts, or by selling their Securities to or through broker-dealers acting as agents for the Third Parties, or to broker-dealers who may purchase Securities as principals and thereafter sell such Securities from time to time in transactions on any exchange or market on which such Securities are listed or quoted, as applicable, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by Third Parties may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Third Parties and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         In connection with distributions of shares of Common Stock or otherwise, the Company may enter into hedging transactions with Counterparties in connection with which such Counterparties may sell shares of Common Stock registered hereunder in the course of hedging the positions they assume with the Company. Such Counterparties may offer Common Stock through underwriters or dealers, directly to one or more purchasers, or through agents, and may effect sales in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by Counterparties. A Counterparty may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commission received by it and any profit on the resale of the Common Stock purchased by it may be deemed to be underwriting commissions or discounts under the Securities Act. The Company may agree to bear all expenses of registration of any Common Stock offered by Counterparties and may indemnify such Counterparties against certain civil liabilities, including certain liabilities under the Securities Act.

                          ERISA AND TAX CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on investments by employee benefit plans that are subject to ERISA. The Internal Revenue Code of

1986, as amended (the "Code"), imposes additional restrictions on investments by tax-exempt retirement plans, individual retirement accounts, and similar entities. The Code also provides that certain types of income received by organizations that generally are exempt from federal income tax will nevertheless be subject to taxation. Retirement plans, tax-exempt organizations and similar entities should consult their tax and legal advisors and the applicable Prospectus Supplement before acquiring Securities.

                                  LEGAL MATTERS

         The legality of the Securities (other than the Preferred Securities) offered hereby will be passed upon by Margaret G. Gill, Senior Vice President Legal, External Affairs and Secretary of the Company, except as set forth in a Prospectus Supplement. Certain matters of Delaware law regarding the legality of the Preferred Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Delaware, special Delaware counsel for the Financing Trusts. Certain legal matters will be passed upon for the underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York, except as otherwise set forth in a Prospectus Supplement.

                                     EXPERTS

         The consolidated financial statements of the Company and subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         With respect to the unaudited consolidated financial information of the Company for the three-month periods ended March 31, 1998 and 1997, incorporated by reference herein, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for review of such information. However, their separate report dated May 4, 1998, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or "part" of the Registration Statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Securities Act.

         The consolidated financial statements and schedule of Cellular Communications, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Mannesmann Mobilfunk GmbH as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 included in the Company's Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements and schedule of CMT Partners for the years ended December 31, 1997 and 1996, incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report. In that report, the firm states that with respect to Kansas Combined Cellular, a division of CMT Partners, its opinion is based on the report of other independent public accountants, namely Arthur Andersen LLP. The financial statements and schedule of CMT Partners referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

         The consolidated financial statements of New Par (A Partnership) incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The audited consolidated financial statements of U S WEST NewVector Group, Inc. and Subsidiaries, incorporated by reference in the Company's Form 8-K/A-1 dated April 6, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

=================================================================        ====================================================

NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS
IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF
GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY AIRTOUCH COMMUNICATIONS,
INC., ATI FINANCING I OR ATI FINANCING II OR BY ANY AGENT. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A
SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE
SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION
OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS
PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE
MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF AIRTOUCH COMMUNICATIONS, INC., ATI FINANCING I OR ATI
FINANCING II OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR
THEREOF. ----------

                       TABLE OF CONTENTS

                                                           PAGE                            $2,500,000,000

Index of Terms..............................................  4
Available Information.......................................  5                     AIRTOUCH COMMUNICATIONS, INC.
Incorporation of Certain Documents
   by Reference.............................................  5                             COMMON STOCK
AirTouch Communications, Inc................................  6                            PREFERRED STOCK
The Financing Trusts........................................  6                           DEPOSITARY SHARES
Use of Proceeds.............................................  7                            DEBT SECURITIES
Ratio of Earnings to Fixed Charges..........................  7                         COMMON STOCK WARRANTS
General Description of Securities                                                     PREFERRED STOCK WARRANTS
  and Risk Factors..........................................  8                         THIRD PARTY WARRANTS
Description of the Common Stock.............................  8                             DEBT WARRANTS
Description of the Preferred Stock.......................... 10                       STOCK PURCHASE CONTRACTS
Description of the Depositary Shares........................ 11                         STOCK PURCHASE UNITS
Description of the Debt Securities.......................... 13                              OTHER UNITS
Description of the Warrants to Purchase
   Common Stock or Preferred Stock.......................... 21
Description of the Third Party Warrants..................... 22                            ATI FINANCING I
Description of the Warrants to Purchase                                                   ATI FINANCING II
   Debt Securities.......................................... 24
Description of the Stock Purchase Contracts
   and Stock Purchase Units................................. 24
Description of the Preferred Securities..................... 25
Description of the Guarantees............................... 26                         PREFERRED SECURITIES,
Description of the Other Units.............................. 29             GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
Plan of Distribution........................................ 29                      AIRTOUCH COMMUNICATIONS, INC.
ERISA and Tax Considerations................................ 30
Legal Matters............................................... 31
Experts..................................................... 31                             __________, 1998

=================================================================        ====================================================

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission Registration Fee..............   $619,500
Printing Expenses................................................
Accounting Fees and Expenses.....................................
Legal Fees and Expenses..........................................
Trustee Fees.....................................................
Fees of Rating Agencies..........................................
Blue Sky Fees and Expenses.......................................
Miscellaneous....................................................
                                                                    ----------
TOTAL............................................................   $
                                                                    ==========

* Estimated, except for the Securities and Exchange Commission Registration Fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Company's Board of Directors to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article EIGHTH of the Company's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware GCL.

         As permitted by Sections 102 and 145 of the Delaware GCL, Article NINTH of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damage to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except to the extent not permitted under the Delaware GCL.

         In addition the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

         The Declaration of each Financing Trust provides that no Financing Trustee, affiliate of any Financing Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Financing Trustee, or any employee or agent of such Financing Trust or its affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to such Financing Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or admitted by such Indemnified Person in good faith on behalf of such Financing Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Financing Trust also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Financing Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Financing Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

         The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or Financing Trusts.

         Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this registration statement will agree to indemnify the Company's directors and their officers and the Financing Trustees who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the Financing Trusts by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated by reference as exhibits hereto.

         1.1      Form of Underwriting Agreement (Debt Securities).

         1.2      Form of Underwriting Agreement (Equity Securities).

         4.1 Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on September 19, 1994 (Exhibit 3.1 to the Company's Current Report on Form 8-K Date of Report: December 15, 1994, File No. 1-12342 and incorporated by reference herein).

         4.2 Amended By-laws of the Company as of June 13, 1996 (Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, File No. 1-12342 and incorporated by reference herein).

         4.3 Form of Common Stock certificate (Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-12342 and incorporated by reference herein).

         4.4 Designation, Preferences and Rights of Series A Participating Preferred Stock of the Company, as filed with the Secretary of State of the State of Delaware on December 15, 1994 (Exhibit
                  3.2 to the Company's Form 8-B, File No. 1-12342, filed January 27, 1995 and incorporated by reference herein).

         4.5 Certificate of Designation, Preferences and Rights of Class B Preferred Stock, Series 1996 (Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-12342 and incorporated by reference herein).

         4.6 Certificate of Designation, Preferences and Rights of Class C Preferred Stock, Series 1996 (Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-12342 and incorporated by reference herein).

         4.7 Certificate of Designation, Preferences and Rights of 5.143% Class D Cumulative Preferred Stock (Exhibit 3.1 to the Company's Current Report on Form 8-K, Date of Report: April 6, 1998, File No. 1-12342 and incorporated by reference herein).

         4.8 Certificate of Designation, Preferences and Rights of 5.143% Class E Cumulative Preferred Stock (Exhibit 3.2 to the Company's Current Report on Form 8-K, Date of Report: April 6, 1998, File No. 1-12342 and incorporated by reference herein).

         4.9 Rights Agreement between the Company and The Bank of New York, Rights Agent, dated as of September 19, 1994 (Exhibit 4 to the Company's Current Report on Form 8-K - Date of Report:
                  December 15, 1994, File No. 1-12342 and incorporated by reference herein).

         4.10 Amendment No. 1 to Rights Agreement between the Company and The Bank of New York, Rights Agent, dated as of January 29, 1998 (Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12342 and incorporated by reference herein).

         4.11 Indenture dated as of July 16, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, File No. 1-12342 and incorporated by reference herein).

         4.12 First Supplemental Indenture dated as of July 16, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: July 3, 1996, File No. 1-12342 and incorporated by reference herein).

         4.13 Second Supplemental Indenture dated as of July 16, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: July 11, 1996, File No. 1-12342 and incorporated by reference herein).

         4.14 Third Supplemental Indenture dated as of October 7, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K: Date of Report: October 2, 1996, File No. 1-12342 and incorporated by reference herein).

         4.15 Fourth Supplemental Indenture dated as of May 4, 1998 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: April 29, 1998, File No. 1-12342 and incorporated by reference herein).

         4.16 Fifth Supplemental Indenture dated as of June 3, 1998 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: May 29, 1998, File No. 1-12342 and incorporated by reference herein).

         4.17 Certificate of Trust of ATI Financing I (Exhibit 4.4 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.18 Certificate of Trust of ATI Financing II (Exhibit 4.5 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.19 Form of Amended and Restated Declaration of Trust of ATI Financing I and ATI Financing II (Exhibit 4.6 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.20 Form of Pledge Agreement (Exhibit 4.7 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.21 Form of Senior Indenture (Exhibit 4.8 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.22 Form of Standard Stock Warrant Provisions (Exhibit 4.9 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.23 Form of Debt Securities Warrant Agreement (Exhibit 4.10 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.24 Form of Deposit Agreement (Exhibit 4.11 to the Company's registration statement on Form S- 3, File No. 33-62787 and incorporated by reference herein).

         4.25 Form of Subordinated Indenture (Exhibit 4.12 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.26 Form of Preferred Securities Guarantee Agreement (Exhibit 4.13 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.27 Form of Stock Purchase Contract Agreement (Exhibit 4.14 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.28     Form of Master Unit Agreement.

         4.29     Form of Master Unit Pledge Agreement.

         4.30     Form of Call Option Agreement.

         5.1(a)   Opinion of Margaret G. Gill.

         5.1(b)   Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing I).

         5.1(c)   Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing
                  II).

         12.1     Statement re Computation of Ratios.

         15.1 Letter of Price Waterhouse LLP re: Unaudited Interim Financial Information.

         23.1     Consent of Price Waterhouse LLP.

         23.2     Consent of Ernst & Young LLP (CCI).

         23.3 Consent of KPMG Deutsche Treuhand-Gesellschaft (Mannesmann Mobilfunk GmbH).

         23.4     Consent of Coopers & Lybrand LLP (CMT Partners).

         23.5     Consent of Ernst & Young LLP (New Par).

         23.6     Consent of Arthur Andersen LLP (Kansas Combined Cellular).

         23.7     Consent of Arthur Andersen LLP (US WEST NewVector Group,
                  Inc.).

         23.8     Consent of Margaret G. Gill (included in Exhibit 5.1(a)).

         23.9 Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibits 5.1(b) and 5.1(c)).

         24.1 Power of Attorney (AirTouch Communications, Inc.) (included on page II-6).

         24.2     Power of Attorney (ATI Financing I) (included on page II-8).

         24.3     Power of Attorney (ATI Financing II) (included on page II-8).


ITEM 17.  UNDERTAKINGS.

         AirTouch Communications, Inc., ATI Financing I and ATI Financing II (the "Registrants") hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AirTouch Communications, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of AirTouch Communications, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         ATI Financing I and ATI Financing II each hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 15 or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants, will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of
Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

         The Registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Francisco, State of California, on June 11, 1998.

                                        AIRTOUCH COMMUNICATIONS, INC.



                                        By        /s/ Mohan S. Gyani
                                          --------------------------------------
                                                      Mohan S. Gyani
                                               Executive Vice President and
                                                  Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Sam Ginn, Margaret G. Gill, Mohan S. Gyani, Arun Sarin and each of them, his/her attorneys for him/her in his/her stead, in each of his/her offices and capacities as an officer, director, or both of the Company, to sign and to file with the Commission such Registration Statements on Form S-3, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities indicated on the 11th day of June, 1998.


           Name                                     Title
           ----                                     -----

      /s/ Sam Ginn                  Chairman of the Board and Chief Executive
------------------------------      Officer (principal executive officer)
         Sam Ginn


    /s/ Mohan S. Gyani              Executive Vice President and Chief Financial
------------------------------      Officer (principal financial officer and
       Mohan S. Gyani               principal accounting officer)


     /s/ Arun Sarin                 President, Chief Operating Officer and
------------------------------      Director
        Arun Sarin


   /s/ Carol A. Bartz               Director
------------------------------
      Carol A. Bartz

           Name                                     Title
           ----                                     -----


    /s/ C. Lee Cox                  Director
------------------------------
        C. Lee Cox


  /s/ Michael D. Boskin             Director
------------------------------
     Michael D. Boskin


   /s/ Donald G. Fisher             Director
------------------------------
      Donald G. Fisher


                                    Director
------------------------------
        Paul Hazen


      /s/ Arthur Rock               Director
------------------------------
        Arthur Rock


                                    Director
------------------------------
      Charles R. Schwab


    /s/ George P. Schultz           Director
------------------------------
      George P. Shultz


    /s/ Chang Lin Tien             Director
------------------------------
      Chang Lin Tien

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of ATI Financing I and ATI Financing II, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Francisco, State of California, on June 11, 1998.

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Sam Ginn, Mohan S. Gyani, Margaret G. Gill and each of them, his/her attorneys for him/her in his/her stead, in each of his/her offices and capacities as an administrator of ATI Financing I and ATI Financing II, to sign and to file with the Commission such Registration Statements on Form S-3, and any and all amendments, modifications or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.

                                        ATI Financing I


                                        By            /s/ Sam Ginn
                                          -------------------------------------
                                                     Sam Ginn, Trustee

                                        By          /s/ Mohan S. Gyani
                                          -------------------------------------
                                                  Mohan S. Gyani, Trustee

                                        By         /s/ Margaret G. Gill
                                          -------------------------------------
                                                 Margaret G. Gill, Trustee


                                        ATI Financing II


                                        By            /s/ Sam Ginn
                                          -------------------------------------
                                                     Sam Ginn, Trustee

                                        By          /s/ Mohan S. Gyani
                                          -------------------------------------
                                                  Mohan S. Gyani, Trustee

                                        By         /s/ Margaret G. Gill
                                          -------------------------------------
                                                 Margaret G. Gill, Trustee

                                  EXHIBIT INDEX


         1.1      Form of Underwriting Agreement (Debt Securities).

         1.2      Form of Underwriting Agreement (Equity Securities).

         4.1 Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on September 19, 1994 (Exhibit 3.1 to the Company's Current Report on Form 8-K Date of Report: December 15, 1994, File No. 1-12342 and incorporated by reference herein).

         4.2 Amended By-laws of the Company as of June 13, 1996 (Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, File No. 1-12342 and incorporated by reference herein).

         4.3 Form of Common Stock certificate (Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-12342 and incorporated by reference herein).

         4.4 Designation, Preferences and Rights of Series A Participating Preferred Stock of the Company, as filed with the Secretary of State of the State of Delaware on December 15, 1994 (Exhibit
                  3.2 to the Company's Form 8-B, File No. 1-12342, filed January 27, 1995 and incorporated by reference herein).

         4.5 Certificate of Designation, Preferences and Rights of Class B Preferred Stock, Series 1996 (Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-12342 and incorporated by reference herein).

         4.6 Certificate of Designation, Preferences and Rights of Class C Preferred Stock, Series 1996 (Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-12342 and incorporated by reference herein).

         4.7 Certificate of Designation, Preferences and Rights of 5.143% Class D Cumulative Preferred Stock (Exhibit 3.1 to the Company's Current Report on Form 8-K, Date of Report: April 6, 1998, File No. 1-12342 and incorporated by reference herein).

         4.8 Certificate of Designation, Preferences and Rights of 5.143% Class E Cumulative Preferred Stock (Exhibit 3.2 to the Company's Current Report on Form 8-K, Date of Report: April 6, 1998, File No. 1-12342 and incorporated by reference herein).

         4.9 Rights Agreement between the Company and The Bank of New York, Rights Agent, dated as of September 19, 1994 (Exhibit 4 to the Company's Current Report on Form 8-K - Date of Report:
                  December 15, 1994, File No. 1-12342 and incorporated by reference herein).

         4.10 Amendment No. 1 to Rights Agreement between the Company and The Bank of New York, Rights Agent, dated as of January 29, 1998 (Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12342 and incorporated by reference herein).

         4.11 Indenture dated as of July 16, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, File No. 1-12342 and incorporated by reference herein).

         4.12 First Supplemental Indenture dated as of July 16, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: July 3, 1996, File No. 1-12342 and incorporated by reference herein).

         4.13 Second Supplemental Indenture dated as of July 16, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: July 11, 1996, File No. 1-12342 and incorporated by reference herein).

         4.14 Third Supplemental Indenture dated as of October 7, 1996 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K: Date of Report: October 2, 1996, File No. 1-12342 and incorporated by reference herein).

         4.15 Fourth Supplemental Indenture dated as of May 4, 1998 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: April 29, 1998, File No. 1-12342 and incorporated by reference herein).

         4.16 Fifth Supplemental Indenture dated as of June 3, 1998 between the Company and The First National Bank of Chicago, as trustee (Exhibit 4.1 to the Company's Current Report on Form 8-K, Date of Report: May 29, 1998, File No. 1-12342 and incorporated by reference herein).

         4.17 Certificate of Trust of ATI Financing I (Exhibit 4.4 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.18 Certificate of Trust of ATI Financing II (Exhibit 4.5 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.19 Form of Amended and Restated Declaration of Trust of ATI Financing I and ATI Financing II (Exhibit 4.6 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.20 Form of Pledge Agreement (Exhibit 4.7 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.21 Form of Senior Indenture (Exhibit 4.8 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.22 Form of Standard Stock Warrant Provisions (Exhibit 4.9 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.23 Form of Debt Securities Warrant Agreement (Exhibit 4.10 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.24 Form of Deposit Agreement (Exhibit 4.11 to the Company's registration statement on Form S- 3, File No. 33-62787 and incorporated by reference herein).

         4.25 Form of Subordinated Indenture (Exhibit 4.12 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.26 Form of Preferred Securities Guarantee Agreement (Exhibit 4.13 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.27 Form of Stock Purchase Contract Agreement (Exhibit 4.14 to the Company's registration statement on Form S-3, File No. 33-62787 and incorporated by reference herein).

         4.28     Form of Master Unit Agreement.

         4.29     Form of Master Unit Pledge Agreement.

         4.30     Form of Call Option Agreement.

         5.1(a)   Opinion of  Margaret G. Gill.

         5.1(b)   Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing I).

         5.1(c)   Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing
                  II).

         12.1     Statement re Computation of Ratios.

         15.1 Letter of Price Waterhouse LLP re: Unaudited Interim Financial Information.

         23.1     Consent of Price Waterhouse LLP.

         23.2     Consent of Ernst & Young LLP (CCI).

         23.3 Consent of KPMG Deutsche Treuhand-Gesellschaft (Mannesmann Mobilfunk GmbH).

         23.4     Consent of Coopers & Lybrand LLP (CMT Partners).

         23.5     Consent of Ernst & Young LLP (New Par).

         23.6     Consent of Arthur Andersen LLP (Kansas Combined Cellular).

         23.7     Consent of Arthur Andersen LLP (US WEST NewVector Group,
                  Inc.).

         23.8     Consent of Margaret G. Gill (included in Exhibit 5.1(a)).

         23.9 Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibits 5.1(b) and 5.1(c)).

         24.1 Power of Attorney (AirTouch Communications, Inc.) (included on page II-6).

         24.2     Power of Attorney (ATI Financing I) (included on page II-8).

         24.3     Power of Attorney (ATI Financing II) (included on page II-8).